EXHIBIT 32.2


                          SECTION 1350 CERTIFICATIONS

                  CERTIFICATION PURSUANT TO 18 U.S.C. SECTION
                1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE
                           SARBANES-OXLEY ACT OF 2002

     In connection with the Form 10-QSB of INTERNATIONAL CARD ESTABLISHMENT, INC. (the "Company") on Form 10-QSB for the period ended March 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Jonathan Severn, Chairman of the Board, President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that based on my knowledge:

     1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date:  May 13, 2004


/s/ JONATHAN SEVERN
_________________________________________
    Jonathan Severn
    Chairman of the Board,
    President and Chief Financial Officer



A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906, OR OTHER DOCUMENT AUTHENTICATING, ACKNOWLEDGING, OR OTHERWISE ADOPTING THE SIGNATURE THAT APPEARS IN TYPED FORM WITHIN THE ELECTRONIC VERSION OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906, HAS BEEN PROVIDED TO INTERNATIONAL CARD ESTABLISHMENT, INC. AND WILL BE RETAINED BY INTERNATIONAL CARD ESTABLISHMENT, INC. AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.